BYLAWS

OF

SKOOKUM SAFETY SOLUTIONS CORP.

(A NEVADA CORPORATION)

ARTICLE I

OFFICES

     SECTION 1.     REGISTERED OFFICE.  The registered office of the corporation in the State of Nevada shall be in the City of Las Vegas or Henderson, State of Nevada.

     SECTION 2.     OTHER OFFICES.  The corporation shall also have and maintain an office or principal  place of  business at such place as may be fixed by the Board of Directors,  and may also have offices at such other places, both within and without the State of Nevada as the Board of Directors  may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

     SECTION 3.     CORPORATE  SEAL. If the  corporation  has a corporate  seal, it  shall  consist  of a die  bearing  the  name  of  the  corporation  and  the inscription,  "Corporate  Seal-Nevada." Said seal may be used by causing it or a facsimile  thereof to be impressed or affixed or reproduced  or  otherwise.  The existence and use of a corporate seal is optional. Nonuse of a seal shall not in any way affect the legality of any document to which the corporation is a party.

ARTICLE III

STOCKHOLDERS' MEETINGS

     SECTION 4.     PLACE  OF MEETINGS.  Meetings of  the  stockholders  of  the corporation  shall be held at such place,  either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, or, if not  so  designated,  then  at the  office  of the  corporation  required  to be maintained pursuant to Section 2 hereof.

     SECTION 5.     ANNUAL MEETING.

     (a)  The annual meeting of the  stockholders  of the  corporation,  for the purpose of election of  directors  and for such other  business as may  lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.  Failure to hold an annual  meeting shall not work to dissolve the  corporation  or pierce the corporate  veil other than as required by  applicable  law. If  directors  are not elected  during any calendar year, the corporation shall not for that reason be dissolved, but every director shall continue to hold office and discharge his duties until his or her successor has been elected.

     (b)  At an annual meeting of the stockholders,  only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting,  business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,  (B) otherwise  properly  brought  before the meeting by or at the direction of the Board of Directors,  or (C) otherwise  properly  brought before the meeting by a  stockholder.  For  business to be properly  brought  before an annual meeting by a stockholder,  the stockholder  must have given timely notice thereof  in  writing  to the  Secretary  of the  corporation.  To be  timely,  a stockholder's  notice  must  be  delivered  to or  mailed  and  received  at the principal  executive  offices  of the  corporation  not later  than the close of business on the  sixtieth  (60th) day nor earlier  than the close of business on the ninetieth (90th) day prior to the first  anniversary of the preceding year's annual meeting; provided,  however, that in the event that no annual meeting was held in the previous year or the date of the annual  meeting has been changed by more  than  thirty  (30)  days  from  the date  contemplated  at the time of the previous year's proxy statement,  notice by the stockholder to be timely must be so received not earlier than the close of business on the  ninetieth  (90th) day prior to such  annual  meeting  and not later than the close of  business on the later of the sixtieth  (60th) day prior to such annual  meeting or, in the event public  announcement  of the date of such  annual  meeting  is first made by the corporation  fewer  than  seventy  (70)  days  prior to the date of such  annual meeting,  the close of business  on the tenth  (10th) day  following  the day on which  public  announcement  of the date of such  meeting  is first  made by the corporation.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder  proposes to bring before the annual meeting: (i) a brief description of the business  desired to be brought before the annual meeting and the reasons for conducting  such business at the annual  meeting,  (ii) the name and  address,  as they appear on the  corporation's  books,  of the  stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially  owned by the stockholder,  (iv) any material interest of the stockholder in such business and (v) any other  information that is required to be  provided  by  the  stockholder  pursuant  to  Regulation  14A  under  the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal.  Notwithstanding the foregoing,  in order to include  information  with  respect to a  stockholder  proposal  in the proxy statement  and form of proxy  for a  stockholder's  meeting,  stockholders  must provide notice as required by the  regulations  promulgated  under the 1934 Act. Notwithstanding  anything in these Bylaws to the contrary,  no business shall be conducted at any annual  meeting  except in accordance  with the  procedures set forth in this paragraph  (b). The chairman of the annual  meeting shall,  if the facts  warrant,  determine  and declare at the  meeting  that  business  was not properly  brought  before the meeting and in accordance  with the  provisions of this paragraph  (b), and, if he should so determine,  he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     (c)  Only persons who are confirmed in accordance  with the  procedures set forth in this  paragraph  (c)  shall be  eligible  for  election  as  directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of  stockholders by or at the direction of the Board of Directors  or by any  stockholder  of the  corporation  entitled  to vote in the election of directors at the meeting who complies with the notice procedures set forth in this  paragraph (c). Such  nominations,  other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 5. Such  stock-holder's  notice shall set forth (i) as to each person,  if any,  whom the  stockholder  proposes to nominate for election or re-election as a director:  (A) the name, age,  business address and residence address of such person, (B) the principal  occupation or employment of such  person,  (C) the class and number of shares of the  corporation  which are beneficially  owned by such person,  (D) a description  of all  arrangements  or understandings  between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the  stockholder,  and (E) any  other  information  relating  to such person that is required to be disclosed in solicitations of proxies for election of directors,  or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including  without  limitation such person's written consent to being named in the proxy statement,  if any, as a nominee and to serving as a director  if  elected);  and  (ii) as to such  stockholder  giving  notice,  the information required to be provided pursuant to paragraph (b) of this Section 5. At the request of the Board of Directors,  any person nominated by a stockholder for election as a director  shall  furnish to the  Secretary of the  corporation that  information  required  to be set  forth  in the  stockholder's  notice  of nomination  which  pertains to the  nominee.  No person  shall be  eligible  for election as a director of the  corporation  unless  nominated in accordance with the  procedures  set forth in this  paragraph  (c).  The chairman of the meeting shall,  if the facts  warrant,  determine  and  declare  at the  meeting  that a nomination was not made in accordance  with the  procedures  prescribed by these Bylaws, and if he should so determine,  he shall so declare at the meeting,  and the defective nomination shall be disregarded.

(d)  For  purposes  of this  Section 5,  "public  announcement"  shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange  Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 6.     SPECIAL MEETINGS.

     (a)  Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief  Executive  Officer,  or (iii) the Board of  Directors  pursuant  to a resolution  adopted by a majority of the total  number of  authorized  directors (whether or not there exist any vacancies in previously authorized directorships at the time any such  resolution  is  presented  to the Board of  Directors  for adoption),  and shall be held at such place,  on such date,  and at such time as the Board of Directors, shall determine.

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     (b)  If a special meeting is called by any person or persons other than the Board of  Directors,  the request  shall be in writing,  specifying  the general nature  of the  business  proposed  to be  transacted,  and  shall be  delivered personally  or sent by registered  mail or by  tele-graphic  or other  facsimile transmission  to the  Chairman of the Board of  Directors,  the Chief  Executive Officer,  or the Secretary of the corporation.  No business may be transacted at such special  meeting  otherwise  than  specified  in such notice.  The Board of Directors  shall  determine  the time and place of such special  meeting,  which shall be held not less than  thirty-five  (35) nor more than one hundred  twenty (120) days after the date of the receipt of the request.  Upon  determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders  entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the  meeting and give the notice.  Nothing contained in this  paragraph  (b) shall be construed  as  limiting,  fixing,  or affecting the time when a meeting of stockholders  called by action of the Board of Directors may be held.

     SECTION 7.     NOTICE OF MEETINGS.  Except as otherwise  provided by law or the Articles of  Incorporation, written notice of each meeting of  stockholders shall be given not less than ten (10) nor more than sixty  (60) days  before the date of the meeting to each stockholder  entitled to vote at such meeting,  such notice to  specify  the place,  date and hour and  purpose  or  purposes  of the meeting.  Notice of the time,  place and purpose of any meeting of  stockholders may be waived in  writing,  signed by the  person  entitled  to notice  thereof, either before or after such meeting,  and will be waived by any  stockholder  by his  attendance  thereat  in  person or by proxy,  except  when the  stockholder attends a meeting for the express purpose of objecting,  at the beginning of the meeting,  to the transaction of any business because the meeting is not lawfully called or convened.  Any  stockholder so waiving notice of such meeting shall be bound by the  proceedings  of any such  meeting in all respects as if due notice thereof had been given.

     SECTION 8.     QUORUM.  At all  meetings of  stockholders, except  where  a greater  requirement is provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized,  of the holder  or  holders  of  33  1/3  percent  of  the  outstanding  shares of  the corporation's  common voting stock shall constitute a quorum for the transaction of  business.  In the absence of a quorum,  any meeting of  stockholders  may be adjourned,  from time to time,  either by the chairman of the meeting or by vote of the holders of a majority  of the shares  represented  thereat,  but no other business shall be transacted at such meeting. The stockholders present at a duly called or  convened  meeting,  at which a quorum is  present,  may  continue  to transact business until  adjournment,  notwithstanding  the withdrawal of enough stockholders to leave less than a quorum.  Except as otherwise  provided by law, the Articles of Incorporation  or these Bylaws,  all action taken by the holders of a majority of the votes cast, excluding abstentions,  at any meeting at which a quorum is present shall be valid and binding upon the  corporation;  provided, however,  that  directors  shall be elected by a  plurality  of the votes of the shares  present in person or represented by proxy at the meeting and entitled to vote on the election of  directors.  Where a separate vote by a class or classes or series is required,  except where otherwise provided by the statute or by the Articles of Incorporation or these Bylaws, a majority of the outstanding  shares of such class or classes or series,  present in person or  represented by proxy, shall  constitute a quorum  entitled to take action with respect to that vote on that  matter  and,  except  where  otherwise  provided  by the statute or by the Articles of Incorporation or these Bylaws,  the affirmative vote of the majority (plurality,  in the  case of the  election  of  directors)  of the  votes  cast, including  abstentions,  by the  holders  of shares of such  class or classes or series shall be the act of such class or classes or series.

     SECTION 9.     ADJOURNMENT  AND NOTICE OF ADJOURNED  MEETINGS.  Any meeting of stockholders,  whether annual or special,  may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting  votes,  excluding  abstentions.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned  meeting,  the  corporation  may transact any business which might have been  transacted at the original  meeting.  If the  adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned  meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 10.    VOTING RIGHTS.   For  the  purpose  of   determining   those stockholders  entitled  to vote at any  meeting of the  stockholders,  except as otherwise provided by law, only persons in whose names shares stand on the stock records of the  corporation  on the record  date,  as  provided in Section 12 of these Bylaws,  shall be entitled to vote at any meeting of  stockholders.  Every person  entitled to vote shall have the right to do so either in person or by an agent or agents  authorized by a proxy granted in accordance with Nevada law. An agent so  appointed  need not be a  stockholder.  No proxy  shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

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     SECTION 11.    JOINT OWNERS OF STOCK.  If shares or other securities having voting  power stand of record in the names of two (2) or more  persons,  whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the  entirety,  or  otherwise,  or if two (2) or more  persons  have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order  appointing them or creating the  relationship  wherein it is so provided, their acts with respect to voting shall have the following  effect:  (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting  binds all;  (c) if more than one (1) votes,  but the vote is evenly split on any particular  matter,  each faction may vote the securities in question  proportionally.  If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests,  a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

     SECTION 12.    LIST OF STOCKHOLDERS.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders,  a complete list of the  stockholders  entitled to vote at said  meeting,  arranged in  alphabetical order,  showing  the  address  of each  stockholder  and the  number  of  shares registered  in the  name of each  stockholder.  Such  list  shall be open to the examination of any stockholder,  for any purpose germane to the meeting,  during ordinary  business  hours,  for a period of at least ten (10) days  prior to the meeting,  either at a place  within  the city  where the  meeting is to be held, which  place  shall be  specified  in the  notice  of the  meeting,  or,  if not specified,  at the place  where the  meeting  is to be held.  The list  shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

     SECTION 13.    ACTION WITHOUT MEETING.  Any action required or permitted to be taken at a meeting of the  stockholders  may be taken  without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting  power,  except that if a  different  proportion  of voting  power is required  for such an  action at a  meeting,  then that  proportion  of  written consents is required.

     SECTION 14.    ORGANIZATION

     (a)  At  every  meeting  of  stockholders,  the  Chairman  of the  Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent,  a chairman of the meeting  chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

     (b)  The Board of  Directors of the  corporation  shall be entitled to make such rules or  regulations  for the conduct of meetings  of  stockholders  as it shall  deem  necessary,  appropriate  or  convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the  judgment of such  chairman,  are  necessary, appropriate  or  convenient  for the proper  conduct of the meeting,  including, without limitation, establishing an agenda or order of business for the meeting, rules and  procedures  for  maintaining  order at the  meeting and the safety of those present,  limitations on  participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted  proxies and such other persons as the chairman  shall permit,  restrictions  on entry to the meeting after the time fixed for the  commencement  thereof,  limitations on the time  allotted to questions or comments by  participants  and  regulation of the opening and closing of the polls for  balloting on matters which are to be voted on by ballot.  Unless and to the extent  determined by the Board of Directors or the chairman of the meeting,  meetings of stockholders  shall not be required to be held in accordance with rules of parliamentary procedure.

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ARTICLE IV

DIRECTORS

     SECTION 15.    NUMBER AND QUALIFICATION. The authorized number of directors of the  corporation  shall be not less  than one (1) nor more  than  nine (9) as fixed from time to time by resolution  of the Board of Directors;  provided that no decrease in the number of directors  shall  shorten the term of any incumbent directors. Directors need not be stockholders unless so required by the Articles of Incorporation. If for any cause, the directors shall not have been elected at an annual  meeting,  they may be elected as soon  thereafter  as convenient at a special  meeting  of the  stockholders  called  for that  purpose  in the manner provided in these Bylaws.

     SECTION 16. POWERS.  The powers of the corporation shall be exercised,  its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Articles of Incorporation.

     SECTION 17.    ELECTION  AND TERM  OF OFFICE  OF DIRECTORS.  Members of the Board of Directors  shall hold office for the terms specified in the Articles of Incorporation,  as it  may be  amended  from  time  to  time,  and  until  their successors have been elected as provided in the Articles of Incorporation.

     SECTION 18.    VACANCIES.  Unless otherwise  provided  in the  Articles  of Incorporation,  any  vacancies on the Board of Directors  resulting  from death, resignation,  disqualification,  removal or other  causes and any newly  created directorships  resulting  from any  increase in the number of  directors,  shall unless the Board of Directors  determines by resolution  that any such vacancies or newly created  directorships  shall be filled by stockholder  vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of  Directors.  Any  director  elected in accordance  with the preceding  sentence  shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors  shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

     SECTION 19.    RESIGNATION.   Any  director  may  resign  at  any  time  by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more  directors  shall  resign from the Board of  Directors,  effective  at afuture date, a majority of the  directors  then in office,  including  those who have so resigned,  shall have power to fill such vacancy or vacancies,  the vote thereon to take  effect  when such  resignation  or  resignations  shall  become effective,  and each  director  so chosen  shall hold  office for the  unexpired portion of the term of the  director  whose place shall be vacated and until his successor shall have been duly elected and qualified.

     SECTION 20.    REMOVAL.  Subject  to  the  Articles of  Incorporation,  any director may be removed by:

     (a)  the  affirmative  vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote, with or without cause; or

     (b)  the  affirmative  and unanimous vote of a majority of the directors of the Corporation,  with the exception of the vote of the directors to be removed, with or without cause.

     SECTION 21.    MEETINGS.

     (a)  ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held.  No notice of an annual  meeting of the Board of Directors shall be necessary  and such  meeting  shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

     (b)  REGULAR MEETINGS.  Except as hereinafter  otherwise provided,  regular meetings  of  the  Board  of  Directors  shall  be  held  in the  office  of the corporation  required  to be  maintained  pursuant  to Section 2 hereof.  Unless otherwise  restricted by the Articles of Incorporation,  regular meetings of the Board of Directors  may also be held at any place within or without the state of Nevada which has been  designated by resolution of the Board of Directors or the written consent of all directors.

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     (c)  SPECIAL  MEETINGS.  Unless  otherwise  restricted  by the  Articles of Incorporation,  special  meetings of the Board of  Directors  may be held at any time and place  within or  without  the State of Nevada  whenever  called by the Chairman of the Board, the President or any two of the directors.

     (d)  TELEPHONE  MEETINGS.  Any member of the Board of Directors,  or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications  equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     (e)  NOTICE  OF  MEETINGS.  Notice  of the  time and  place of all  special meetings of the Board of Directors shall be orally or in writing,  by telephone, facsimile,   telegraph  or  telex,   during  normal  business  hours,  at  least twenty-four  (24)  hours  before  the date and time of the  meeting,  or sent in writing to each director by first class mail,  charges  prepaid,  at least three (3) days before the date of the meeting.  Notice of any meeting may be waived in writing  at any time  before  or after  the  meeting  and will be  waived by any director by attendance thereat, except when the director attends the meeting for the express  purpose of  objecting,  at the  beginning  of the  meeting,  to the transaction  of any  business  because  the  meeting is not  lawfully  called or convened.

     (f)  WAIVER OF NOTICE.  The  transaction  of all business at any meeting of the Board of Directors, or any committeethereof,  however called or noticed, or wherever  held,  shall be as valid as though  had at a meeting  duly held  after regular call and notice,  if a quorum be present and if,  either before or after the meeting,  each of the directors  not present shall sign a written  waiver of notice.  All such waivers  shall be filed with the  corporate  records or made a part of the minutes of the meeting.

     SECTION 22.    QUORUM AND VOTING.

     (a)  Unless the  Articles of  Incorporation  requires a greater  number and except  with  respect to  indemnification  questions  arising  under  Section 43 hereof,  for which a quorum  shall be one-third of the exact number of directors fixed from time to time in  accordance  with the  Articles of  Incorporation,  a quorum of the Board of Directors shall consist of a majority of the exact number of directors  fixed from time to time by the Board of  Directors  in  accordance with the Articles of Incorporation  provided,  however, at any meeting whether a quorum be present or otherwise,  a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

     (b)  At each  meeting  of the  Board of  Directors  at  which a  quorum  is present,  all questions and business shall be determined by the affirmative vote of a majority of the directors  present,  unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

     SECTION 23.    ACTION  WITHOUT  MEETING.   Unless  otherwise  restricted by the Articles of Incorporation or these Bylaws,  any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken  without a meeting,  if all  members of the Board of  Directors  or committee,  as the case may be, consent thereto in writing,  and such writing or writings are filed with the minutes of  proceedings of the Board of Directors or committee.

     SECTION 24.    FEES AND COMPENSATION.  Directors  shall be entitled to such compensation  for their  services as may be approved by the Board of  Directors, including,  if so approved, by resolution of the Board of Directors, a fixed sum and expenses of  attendance,  if any, for  attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of  Directors.  Nothing  herein  contained  shall be  construed  to preclude any director  from  serving  the  corporation  in any other  capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

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     SECTION 25.    COMMITTEES.

     (a)  EXECUTIVE  COMMITTEE.  The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive  Committee to consist of one (1) or more  members  of the Board of  Directors.  The  Executive Committee,  to the extent permitted by law and provided in the resolution of the Board of Directors  shall have and may exercise all the powers and  authority of the Board of  Directors  in the  management  of the  business and affairs of the corporation,  including  without  limitation the power or authority to declare a dividend,  to  authorize  the  issuance of stock and to adopt a  certificate  of ownership  and  merger,  and may  authorize  the seal of the  corporation  to be affixed to all papers which may require it; but no such committee shall have the power or  authority  in  reference  to amending  the  Articles of  Incorporation (except that a committee  may, to the extent  authorized  in the  resolution  or resolutions  providing  for the issuance of shares of stock adopted by the Boardof Directors fix the  designations  and any of the preferences or rights of such shares  relating to dividends,  redemption,  dissolution,  any  distribution  of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the  corporation  or fix the number of shares of any series of stock or  authorize  the  increase or decrease of the shares of any series),  adopting an agreement of merger or consolidation,  recommending to the stockholders the sale, lease or exchange of all or substantially  all of the corporation's   property  and  assets,   recommending  to  the   stockholders  a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

     (b)  OTHER COMMITTEES.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees  as may be permitted by law. Such other  committees  appointed by the Board of  Directors  shall  consist  of one (1) or more  members of the Board of Directors  and  shall  have  such  powers  and  perform  such  duties  as may be prescribed by the resolution or resolutions creating such committees,  but in no event shall such committee have the powers denied to the Executive  Committee in these Bylaws.

     (c)  TERM. Each member of a committee of the Board of Directors shall serve a term on the  committee  coexistent  with  such  member's  term on the Board of Directors. The Board of Directors,  subject to the provisions of subsections (a) or (b) of this Bylaw may at any time  increase or decrease the number of members of a committee or terminate  the existence of a committee.  The  membership of a committee  member  shall  terminate  on the  date  of  his  death  or  voluntary resignation  from the  committee  or from the Board of  Directors.  The Board of Directors may at any time for any reason remove any individual  committee member and the Board of  Directors  may fill any  committee  vacancy  created by death, resignation,  removal or increase in the number of members of the committee. The Board of Directors may designate one or more  directors as alternate  members of any committee,  who may replace any absent or disqualified member at any meeting of the committee,  and, in addition,  in the absence or  disqualification of any member of a committee,  the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously  appoint  another  member  of the Board of  Directors  to act at the meeting in the place of any such absent or disqualified member.

     (d)  MEETINGS.  Unless  the Board of  Directors  shall  otherwise  provide, regular  meetings of the Executive  Committee or any other  committee  appointed pursuant  to this  Section  25 shall be held at such  times  and  places  as are determined by the Board of Directors, or by any such committee,  and when notice thereof has been given to each member of such  committee,  no further  notice of such regular  meetings need be given  thereafter.  Special  meetings of any such committee may be held at any place which has been  determined  from time to time by such  committee,  and may be called by any  director  who is a member of such committee,  upon written notice to the members of such committee of the time and place of such  special  meeting  given in the manner  provided for the giving of written  notice to  members of the Board of  Directors  of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee  may be waived in writing at any time  before or after the meeting and will be waived by any director by attendance  thereat,  except when the director attends  such  special  meeting for the  express  purpose of  objecting,  at the beginning of the meeting, to the transaction of any business because the meeting is not  lawfully  called or  convened.  A majority of the  authorized  number of members of any such committee  shall  constitute a quorum for the transaction of business,  and the act of a majority of those  present at any meeting at which a quorum is present shall be the act of such committee.

     SECTION 26.    ORGANIZATION.   At  every  meeting  of  the  directors,  the Chairman of the Board of Directors,  or, if a Chairman has not been appointed or is absent,  the President,  or if the President is absent,  the most senior Vice President,  or, in the  absence of any such  officer,  a chairman of the meeting chosen by a majority of the directors  present,  shall preside over the meeting. The Secretary,  or in his absence,  an Assistant  Secretary directed to do so by the President, shall act as secretary of the meeting.

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ARTICLE V

OFFICERS

     SECTION 27.    OFFICERS DESIGNATED.  The officers of the  corporation shall include the President,  the Secretary, and the Treasurer. The Board of Directors may also appoint one or more  Assistant  Secretaries,  Assistant  Treasurers and such  other  officers  and agents  with such  powers and duties as it shall deem necessary.  The Board of Directors may assign such  additional  titles to one or more of the officers as it shall deem  appropriate.  Any one person may hold any number  of  offices  of the  corporation  at any one  time  unless  specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

     SECTION 28.    TENURE AND DUTIES OF OFFICERS.

     (a)  GENERAL.  All officers  shall hold office at the pleasure of the Board of  Directors  and until  their  successors  shall  have been duly  elected  and qualified,  unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer  becomes vacant for any reason,  the vacancy may be filled by the Board of Directors.

     (b)  DUTIES OF PRESIDENT.  The  President  shall preside at all meetings of the  stockholders  and at all  meetings  of the Board of  Directors,  unless the Chairman of the Board of Directors  has been  appointed  and is present.  Unless some other officer has been elected Chief Executive  Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the  control of the Board of  Directors,  have  general  supervision, direction  and control of the  business  and  officers of the  corporation.  The President shall perform other duties  commonly  incident to his office and shall also  perform  such  other  duties  and have such  other  powers as the Board of Directors shall designate from time to time.

     (c)  DUTIES OF SECRETARY.  The  Secretary  shall attend all meetings of the stockholders  and of the  Board  of  Directors  and  shall  record  all acts and proceedings  thereof in the minute book of the corporation.  The Secretary shall give notice in conformity with these Bylaws of all meetings of the  stockholders and of all  meetings  of the  Board  of  Directors  and  any  committee  thereof requiring  notice.  The  Secretary  shall  perform all other duties given him in these  Bylaws and other  duties  commonly  incident to his office and shall also perform  such other  duties and have such other powers as the Board of Directors shall  designate  from time to time.  The  President  may direct  any  Assistant Secretary  to assume and perform the duties of the  Secretary  in the absence or disability of the Secretary,  and each Assistant  Secretary  shall perform other duties commonly  incident to his office and shall also perform such other duties and have such other  powers as the Board of  Directors  or the  President  shall designate from time to time.

     (d)  DUTIES OF TREASURER.  The Treasurer shall keep or cause to be kept the books of account of the  corporation  in a thorough and proper  manner and shall render  statements of the financial  affairs of the corporation in such form and as often as required by the Board of Directors or the President.  The Treasurer, subject to the order of the Board of  Directors,  shall have the  custody of all funds and  securities  of the  corporation.  The  Treasurer  shall perform other duties commonly  incident to his office and shall also perform such other duties and have such other  powers as the Board of  Directors  or the  President  shall designate from time to time.

     SECTION 29.    DELEGATION OF AUTHORITY.  The  Board of  Directors  may from time to time  delegate the powers or duties of any officer to any other  officer or agent, notwithstanding any provision hereof.

     SECTION 30.    RESIGNATIONS.  Any officer  may resign at any time by giving written  notice  to  the  Board  of  Directors  or to  the  President  or to the Secretary.  Any such resignation  shall be effective when received by the person or  persons  to whom  such  notice is given,  unless a later  time is  specified therein,  in which event the  resignation  shall become  effective at such later time.  Unless  otherwise  specified in such notice,  the  acceptance of any such resignation  shall not be necessary to make it effective.  Any resignation shall be  without  prejudice  to the  rights,  if any,  of the  corporation  under any contract with the resigning officer.

     SECTION 31.    REMOVAL.  Any  officer  may be  removed  from  office at any time, either with or without cause, by the affirmative vote of a majority of the directors  in office at the time,  or by the  unanimous  written  consent of the directors in office at the time, or by any  committee or superior  officers upon whom such power of removal may have been conferred by the Board of Directors.

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ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE CORPORATION

     SECTION 32.    EXECUTION OF CORPORATE INSTRUMENT.   The Board  of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate  instrument or document,  or to sign on behalf of the  corporation the corporate name without  limitation,  or to enter into contracts on behalf of the  corporation,  except where otherwise  provided by law or these Bylaws,  and such execution or signature shall be binding upon the corporation.

     Unless  otherwise  specifically  determined  by the Board of  Directors  or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents  requiring the corporate  seal,  and  certificates  of shares of stock owned by the corporation,  shall be executed, signed or endorsed by the Chairman of the Board of Directors,  or the President or any Vice  President,  and by the Secretary or Treasurer or any Assistant  Secretary or Assistant  Treasurer.  All other  instruments  and documents  requiting the  corporate  signature,  but not requiring  the  corporate  seal,  may be executed as  aforesaid or in such other manner as may be directed by the Board of Directors.     All checks and drafts drawn on banks or other  depositaries on funds to the credit of the  corporation or in special  accounts of the  corporation  shall be signed by such person .or persons as the Board of Directors  shall  authorize so to do.

     Unless  authorized  or  ratified  by the Board of  Directors  or within the agency power of an officer,  no officer,  agent or employee shall have any power or authority to bind the  corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 33.    VOTING OF SECURITIES  OWNED BY THE CORPORATION.   All  stock and other securities of other  corporations owned or held by the corporation for itself,  or for other parties in any capacity,  shall be voted,  and all proxies with respect  thereto  shall be executed,  by the person  authorized so to do by resolution of the Board of Directors,  or, in the absence of such authorization, by the Chairman of the Board of  Directors,  the Chief  Executive  Officer,  the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

     SECTION 34.    FORM  AND EXECUTION OF CERTIFICATES.  Certificates  for  the shares of stock of the  corporation  shall be in such form as is consistent with the Articles of  Incorporation  and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate  signed by or in the name of the  corporation by the Chairman of the Board of Directors,  or the President or any Vice President and by the Treasurer or Assistant  Treasurer or the Secretary or  Assistant  Secretary,  certifying  the number of shares  owned by him in the corporation.  Any or all of the signatures on the certificate may be facsimiles. In case any  officer,  transfer  agent,  or  registrar  who has  signed or whose facsimile  signature has been placed upon a certificate  shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer,  transfer  agent, or registrar at the date of issue. Each certificate shall state upon the face or back  thereof,  in  full  or  in  summary,  all  of  the  powers,  designations, preferences,  and rights,  and the  limitations  or  restrictions  of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each  stockholder who so requests the powers,  designations,  preferences and relative,  participating,  optional,  or other  special  rights of each class of stock or series thereof and the  qualifications,  limitations or restrictions of such preferences  and/or rights.  Within a reasonable time after the issuance or transfer of  uncertificated  stock, the corporation shall send to the registered owner thereof a written  notice  containing the  information  required to be set forth or stated on certificates  pursuant to this section or otherwise  required by law or with respect to this  section a statement  that the  corporation  will furnish  without  charge  to  each  stockholder  who  so  requests  the  powers, designations,  preferences and relative participating, optional or other special rights  of each  class  of  stock  or  series  thereof  and the  qualifications, limitations  or  restrictions  of such  preferences  and/or  rights.  Except  as otherwise  expressly  provided by law, the rights and obligations of the holders of  certificates  representing  stock  of the same  class  and  series  shall be identical.

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     SECTION 35.    LOST CERTIFICATES.  A  new certificate or certificates shall be issued in place of any certificate or certificates  theretofore issued by the corporation alleged to have been lost, stolen, or destroyed,  upon the making of an affidavit of that fact by the person  claiming the certificate of stock to be lost,  stolen,  or  destroyed.  The  corporation  may  require,  as a  condition precedent to the issuance of a new  certificate  or  certificates,  the owner of such lost,  stolen,  or  destroyed  certificate  or  certificates,  or his legal representative,  to advertise  the same in such manner as it shall require or to give the  corporation  a surety bond in such form and amount as it may direct as indemnity  against  any claim  that may be made  against  the  corporation  with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 36.    TRANSFERS.

     (a)  Transfers  of record of  shares of stock of the  corporation  shall be made only upon its books by the holders  thereof,  in person or by attorney duly authorized,  and  upon the  surrender  of a  properly  endorsed  certificate  or certificates for a like number of shares.

     (b)  The  corporation  shall  have  power to enter  into  and  perform  any agreement with any number of stockholders of any one or more classes of stock of the  corporation to restrict the transfer of shares of stock of the  corporation of any  one or more  classes  owned  by  such  stockholders  in any  manner  not prohibited by the General Corporation Law of Nevada.

     SECTION 37.    FIXING RECORD DATES.

     (a)  In order that the corporation may determine the stockholders  entitled to  notice  of or to vote at any  meeting  of  stockholders  or any  adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of  Directors,  and which  record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no  record  date is  fixed  by the  Board  of  Directors,  the  record  date for determining  stockholders  entitled  to  notice  of or to vote at a  meeting  of stockholders shall be at the close of business on the day next preceding the day on which  notice is given,  or if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held. A determination  of stockholders  of  record  entitled  to  notice  of or to  vote at a  meeting  of stockholders shall apply to any adjournment of the meeting;  provided,  however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b)  In order that the corporation may determine the stockholders  entitled to receive  payment of any  dividend or other  distribution  or allotment of any rights or the  stockholders  entitled to  exercise  any rights in respect of any change,  conversion or exchange of stock, or for the purpose of any other lawful action,  the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted,  and which  record date shall be not more than sixty (60) days prior to such  action.  If no record date is filed,  the record  date for  determining stockholders  for any such purpose  shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 38.    REGISTERED  STOCKHOLDERS.  The corporation shall be entitled to recognize  the  exclusive  right of a person  registered  on its books as the owner of shares to receive  dividends,  and to vote as such owner, and shall not be bound to recognize  any equitable or other claim to or interest in such share or shares on the part of any other  person  whether or not it shall have expressor other notice thereof, except as otherwise provided by the laws of Nevada.

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ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

     SECTION 39.    EXECUTION  OF  OTHER  SECURITIES.  All bonds, debentures and other corporate  securities of the  corporation,  other than stock  certificates (covered  in  Section  34),  may be  signed  by the  Chairman  of the  Board  of Directors,  the President or any Vice President,  or such other person as may be authorized by the Board of Directors,  and the corporate seal impressed  thereon or a facsimile of such seal  imprinted  thereon and attested by the signature of the  Secretary  or an Assistant  Secretary,  or the Chief  Financial  Officer or Treasurer  or an Assistant  Treasurer;  provided,  however,  that where any such bond, debenture or other corporate security shall be authenticated by the manual signature,  or where  permissible  facsimile  signature,  of a trustee  under an indenture  pursuant to which such bond,  debenture or other  corporate  security shall be issued,  the  signatures  of the  persons  signing  and  attesting  the corporate seal on such bond,  debenture or other  corporate  security may be the imprinted  facsimile  of  the  signatures  of  such  persons.  Interest  coupons appertaining  to  any  such  bond,   debenture  or  other  corporate   security, authenticated by a trustee as aforesaid,  shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors,  or bear imprinted thereon the facsimile signature of such  person.  In case any officer  who shall have signed or attested  any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such  interest  coupon,  shall have ceased to be such  officer before the bond,  debenture  or other  corporate  security so signed or attested shall have been  delivered,  such bond,  debenture or other  corporate  security nevertheless  may be adopted by the  corporation  and  issued and  delivered  as though the person who signed the same or whose  facsimile  signature  shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

     SECTION 40.    DECLARATION  OF DIVIDENDS.  Dividends upon the capital stock of the corporation,  subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 41.    DIVIDEND RESERVE.  Before payment of any dividend, there may be set aside out of any funds of the  corporation  available for dividends  such sum or sums as the  Board of  Directors  from  time to time,  in their  absolute discretion, think proper as a reserve or reserves to meet contingencies,  or for equalizing  dividends,  or for  repairing  or  maintaining  any  property of the corporation,  or for such other  purpose as the Board of  Directors  shall think conducive to the  interests of the  corporation,  and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

     SECTION 42.    FISCAL YEAR.   The  fiscal year of the corporation  shall be fixed by resolution of the Board of Directors.

ARTICLE XI
IMMUNITY AND INDEMNIFICATION

     SECTION 43.    IMMUNITY OF DIRECTORS AND INDEMNIFICATION  OF DIRECTORS  AND OFFICERS.

     (a)  DIRECTOR IMMUNITY.  Directors will be immune from monetary liabilities to the fullest extent not prohibited by Nevada law.  Excepted from that immunity are:

☐ a willful failure to deal fairly with the  corporation or its  shareholders in  connection  with a matter in which the director  has a material  conflict of interest;

☐ a violation of criminal law unless the  director  had  reasonable  cause to believe  that his or her  conduct was lawful or no  reasonable  cause to believe that his or her conduct was unlawful;

☐ a transaction from which the director derived an improper  personal profit; and

☐ willful misconduct.

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     (b)  DIRECTORS AND OFFICERS.  The corporation  will indemnify its directors and  officers  to the fullest  extent not  prohibited  by Nevada law;  provided, however,  that the corporation may modify the extent of such  indemnification by individual  contracts with its directors and officers;  and, provided,  further, that the corporation  shall not be required to indemnify any director or officer in connection  with any  proceeding  (or part thereof)  initiated by such person unless (i) such  indemnification  is expressly  required to be made by law, (ii) the  proceeding  was  authorized  by the Board of Directors of the  corporation, (iii)  such  indemnification  is  provided  by  the  corporation,  in  its  sole discretion, pursuant to the powers vested in the corporation under Nevada law or (iv) such indemnification is required to be made pursuant to these Bylaws.

     (c)  EXPENSE.  The  corporation  will advance to any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the  corporation,  or is or was serving at the request of the  corporation  as a director  or  executive  officer  of  another  corporation,  partnership,  joint venture,  trust  or other  enterprise,  prior to the  final  disposition  of the proceeding,  promptly  following request therefor,  all expenses incurred by any director  or officer  in  connection  with such  proceeding  upon  receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined  ultimately that such person is not entitled to be indemnified  under these Bylaws.

     No  advance  shall  be  made  by  the  corporation  to an  officer  of  the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum  consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable,  or, even if obtainable, a quorum of disinterested  directors so directs, by independent legal counsel in a written opinion,  that the facts known to the decision-making  party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner  that such  person did not believe to be in or not opposed to the best interests of the corporation.

ARTICLE XII

NOTICES

     SECTION 44.    NOTICES.

     (a)  NOTICE  TO  STOCKHOLDERS.  Whenever,  under  any  provisions  of these Bylaws, notice is required to be given to any stockholder,  it shall be given in writing,  timely and duly deposited in the United States mail,  postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

     (b)  NOTICE TO DIRECTORS.  Any notice  required to be given to any director may be given by the method stated in subsection  (a), or by facsimile,  telex or telegram,  except that such notice other than one which is delivered  personally shall be sent to such address as such director  shall have filed in writing with the Secretary,  or, in the absence of such filing, to the last known post office address of such director.

     (c)  AFFIDAVIT  OF MAILING.  An  affidavit  of mailing,  executed by a duly authorized  and  competent  employee of the  corporation  or its transfer  agent appointed with respect to the class of stock  affected,  specifying the name and address  or the names and  addresses  of the  stockholder  or  stockholders,  or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same,  shall in the absence of fraud, be prima facie evidence of the facts therein contained.

     (d)  TIME  NOTICES  DEEMED  GIVEN.  All  notices  given by  mail,  as above provided,  shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

     (e)  METHODS OF NOTICE.  It shall not be necessary  that the same method of giving  notice be  employed  in respect of all  directors,  but one  permissible method may be employed in respect of any one or more, and any other  permissible method or methods may be employed in respect of any other or others.

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     (f)  FAILURE TO RECEIVE  NOTICE.  The period or  limitation  of time within which any  stockholder  may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege,  pursuant to any notice sent him ill the manner  above  provided,  shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

     (g)  NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL.  Whenever notice is  required  to be given,  under any  provision  of law or of the Articles  of Incorporation   or  Bylaws  of  the   corporation,   to  any  person  with  whom communication is unlawful, the giving of such notice to such person shall not be require and there  shall be no duty to apply to any  governmental  authority  oragency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the  corporation  is such as to require the filing of a certificate under any provision of the Nevada General Corporation Law, the certificate shall state, if such is the fact and if notice is  required,  that notice was given to all  persons  entitled to receive notice except such persons with whom communication is unlawful.

     (h)  NOTICE  TO  PERSON  WITH  UNDELIVERABLE  ADDRESS.  Whenever  notice is required  to  be  given,   under  any  provision  of  law  or  the  Articles  of Incorporation  or  Bylaws of the  corporation,  to any  stockholder  to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written  consent without a meeting to such person during the period between such two consecutive  annual meetings,  or (ii) all, and at least two,  payments  (if sent by  first  class  mail) of  dividends  or  interest  on securities  during a  twelve-month  period,  have been mailed  addressed to such person at his address as shown on the records of the  corporation  and have been returned  undeliverable,  the giving of such notice to such person  shall not be required.  Any action or meeting which shall be taken or held without  notice to such person shall have the same force and effect as if such notice had been duly given.  If any such person shall  deliver to the  corporation  a written  notice setting forth his then current address,  the requirement that notice be given to such  person  shall be  reinstated.  In the event that the  action  taken by the corporation  is such  as to  require  the  filing  of a  certificate  under  any provision of the Nevada General  Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XII

AMENDMENTS

     SECTION 45.    AMENDMENTS.

     The Board of  Directors  shall  have the power to adopt,  amend,  or repeal these Bylaws.

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